UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 18, 2006
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Its Charter)

NOT APPLICABLE	333-113140	75-3158926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
287 CARRIZO CANYON ROAD
MESCALERO, NEW MEXICO 88340
(Address of Principal Executive Offices, Including Zip Code)
(505) 464-7004
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION
SIGNATURES

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION.
Since April of 2006, the Inn of the Mountain Gods Resort and Casino have informed its security holders who hold its Senior Notes that it would make an earnings announcement or release during the week of July 17, 2006. As a result of additional analysis, we are revising our release date and intend to file our 10-K the end of July 2006.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth therein shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
This Form 8-K contains statements that are “forward looking statements” under the Federal securities laws. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Actual results could vary materially from our expectations. Factors that could cause actual results to vary materially include, but are not limited to: component quality and availability, transition to new products, changes in business conditions, changes in the company’s sales strategy, competition in the storage management engineering services marketplace, competitive pricing pressures, continued market acceptance of the company’s products, delays in the development of new technology, changes in customer buying patterns, one-time events and other important factors disclosed previously and from time to time in our filings at the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 18, 2006	Inn of the Mountain Gods Resort and Casino

	By:	/s/ Brian D. Parrish

	Name:	Brian D. Parrish
	Its:	Chief Operating Officer